                        AMERICA WEST HOLDINGS CORPORATION
                   Computation of Net Income Per Common Share
                      (in thousands except per share amount)        Exhibit 11.1


                                                       Three Months Ended                    Six Months Ended
                                                            June 30,                             June 30,
                                                 ------------------------------        ------------------------------
                                                    1997               1996               1997               1996
                                                 -----------       ------------        -----------       ------------
Primary Earnings Per Share:

Computation for Statements of Income:
  Income before extraordinary items ......       $    23,008       $     29,522        $    36,962       $     43,249
  Extraordinary items ....................                --             (1,105)                --             (1,105)
                                                 -----------       ------------        -----------       ------------

  Net income applicable to common stock ..       $    23,008       $     28,417        $    36,962       $     42,144
                                                 ===========       ============        ===========       ============

  Weighted average number of common shares
    outstanding ..........................        44,518,975         45,234,356         44,239,207         45,407,584
Assumed exercise of stock options and
  warrants (a) ...........................                --          3,996,975                 --          4,062,908
                                                 -----------       ------------        -----------       ------------

  Weighted average number of common shares
  outstanding as adjusted ................        44,518,975         49,231,331         44,239,207         49,470,492
                                                 ===========       ============        ===========       ============

Primary earnings per common share:
  Income before extraordinary items ......       $      0.52       $       0.60        $      0.84       $       0.87
  Extraordinary item .....................                --              (0.02)                --              (0.02)
                                                 -----------       ------------        -----------       ------------

  Net income .............................       $      0.52       $       0.58        $      0.84       $       0.85
                                                 ===========       ============        ===========       ============

  Income before extraordinary items ......       $    23,008                           $    36,962
  Extraordinary item .....................                --                                    --
  Adjustment for interest on debt reduction,
    net of taxes .........................                --                                    --
                                                 -----------                           -----------

  Net income applicable to common stock ..       $    23,008                           $    36,962
                                                 ===========                           ===========

  Weighted average number of common shares
    outstanding ..........................        44,518,975                            44,239,207
  Assumed exercise of stock options and
    warrants (a) .........................         1,278,387                             1,282,191
                                                 -----------                           -----------

  Weighted average number of common shares
    outstanding as adjusted ..............        45,797,362                            45,521,398
                                                 ===========                           ===========

Primary earnings per common share:
  Income before extraordinary item .......       $      0.50                           $      0.81
  Extraordinary item                                      --                                    --
                                                 -----------                           -----------

  Net income .............................       $      0.50 (b)                       $      0.81
                                                 ===========                           ===========

                        AMERICA WEST HOLDINGS CORPORATION
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                      (in thousands except per share amount)        Exhibit 11.1

                                                        Three Months Ended                    Six Months Ended
                                                             June 30,                              June 30,
                                                   ------------------------------        ------------------------------
                                                      1997               1996               1997               1996
                                                   -----------       ------------        -----------       ------------
Fully Diluted Earnings Per Share:
Computation for Statements of Operations:
  Income before extraordinary items ........       $    23,008       $     29,522        $    36,962       $     43,249
  Extraordinary item .......................                --             (1,105)                --             (1,105)
  Adjustment for interest on debt reduction,
    net of taxes ...........................                --                 --                 --                 --
                                                   -----------       ------------        -----------       ------------
  Net income applicable to common stock ....       $    23,008       $     28,417        $    36,962       $     42,144
                                                   ===========       ============        ===========       ============

  Weighted average number of common shares
    outstanding ............................        44,518,975         45,234,356         44,239,207         45,407,584
  Assumed exercise of stock options and
    warrants (a) ...........................                --          4,285,921                 --          4,681,372
                                                   -----------       ------------        -----------       ------------
  Weighted average number of common shares
    outstanding as adjusted ................        44,518,975         49,520,277         44,239,207         50,088,956
                                                   ===========       ============        ===========       ============

Fully diluted earnings per common share:
  Income before extraordinary item .........       $      0.52       $       0.60        $      0.84       $       0.86
  Extraordinary item .......................                --              (0.02)                --              (0.02)
                                                   -----------       ------------        -----------       ------------
  Net income ...............................       $      0.52       $       0.58        $      0.84       $       0.84
                                                   ===========       ============        ===========       ============

Fully Diluted Earnings Per Share:
Computation for Statements of Operations:
  Income before extraordinary items ........       $    23,008                           $    36,962
  Extraordinary item .......................                --                                    --
  Adjustment for interest on debt reduction,
    net of taxes ...........................                --                                    --
                                                   -----------                           -----------
  Net income applicable to common stock ....       $    23,008                           $    36,962
                                                   ===========                           ===========
  Weighted average number of common shares
    outstanding ............................        44,518,975                            44,239,207
  Assumed exercise of stock options and
    warrants (a) ...........................         1,278,387                             1,411,980
                                                   -----------                           -----------
  Weighted average number of common shares
    outstanding as adjusted ................        45,797,362                            45,651,187
                                                   ===========                           ===========
Fully diluted earnings per common share:
  Income before extraordinary item .........       $      0.50                           $      0.81
  Extraordinary item                                        --                                    --
                                                   -----------                           -----------
  Net income ...............................       $      0.50 (b)                       $      0.81
                                                   ===========                           ===========


(a) The stock options and warrants are included only in the periods in which they are dilutive.

(b) The calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3 percent.


                                       15